Exhibit 10.7

FIRST LEASE AMENDMENT

This Instrument is a First Lease Amendment made this 17th day of May, 2006, by and between MERCHANDISE MART L.L.C., a Delaware limited liability company, having an office c/o Merchandise Mart Properties, Inc., Suite 470, 222 Merchandise Mart Plaza, Chicago, Illinois 60654 (hereinafter “Landlord”) and ALLSCRIPTS, LLC, a Delaware limited liability company (hereinafter “Tenant”).

WITNESSETH:

A. WHEREAS, by Instrument dated September 17, 2004 (hereinafter “Lease”) Landlord demised and leased to Tenant certain space on the 20th floor in the Building known as the Merchandise Mart, Chicago, Illinois, which space is more specifically described in the Lease (hereinafter “Premises”).

B. WHEREAS, Tenant desires additional space and to extend its Lease.

C. WHEREAS, Landlord and Tenant desire to amend the Lease upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant covenant and agree that effective as of the date hereof, the Lease shall be and the same hereby is amended as follows:

1. TERM EXTENSION. Effective as of the date hereof, the Term under the provisions of Article 1 of the Lease shall be extended from December 31, 2014 through February 28, 2015 (“Term”), subject to the terms and agreements contained in the Lease.

2. BASE RENT. In addition to the amounts set forth in Section 6 below, the Base Rent payable under the provisions of Article 3 of the Lease for the Term as extended shall be as follows:

Period	Annual Base Rent	Monthly Installment	Sq. Ft. Rate
01/01/15— 02/28/15	$379,581.05	$31,631.75	$29.45

3. ADDITIONAL AREA. Effective as of July 1, 2006, the Lease is amended so that the Premises demised thereunder shall include, in addition to the Premises presently under Lease, the additional area on the Twentieth floor of the Building consisting of approximately 5,463 rsf (“Additional Area”), as more specifically shown on Exhibit “A-2” attached hereto and made a part hereof, which Additional Area shall be subject to all of the terms, covenants, conditions, and agreements contained in the Lease. The Additional Area shall be considered part of the Premises and the Premises shall hereafter consist of approximately 18,362 rsf.

4. TENANT WORK. Tenant accepts possession of the Additional Area in an AS-IS, where-located condition. Tenant shall, at its sole cost and expense, construct all Improvements in the Additional Area to create an appropriate office environment using a general contractor of its choice, such work to include but not be limited to construction, decoration, communication infrastructure, construction supervisory fee, architectural work, furniture, and engineering fees (“Tenant’s Work”). Tenant’s Work performed by Tenant shall be made in full accordance with the plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, and all Tenant Work shall be performed with in accordance with the terms of the Lease.

5. TENANT IMPROVEMENT ALLOWANCE. A. Upon Tenant’s occupancy of the Additional Area, Landlord agrees to pay Tenant toward the cost of its construction of Tenant’s Work in the Additional Area the sum of Two Hundred Seventy Five Thousand Eight Hundred Eighty One and 50/100 Dollars ($275,881.50) (“Tenant Improvement Allowance”), in a single lump sum payment and irrespective of the actual cost of such Tenant’s Work, provided that Tenant shall have first delivered to Landlord contractors’ affidavits and final waivers of lien reasonably acceptable to Landlord, which establish the actual cost of, and full payment for, Tenant’s Work in the Additional Area and provided Tenant shall otherwise comply with the provisions of the Lease. Tenant shall use at least eighty percent (80%) of the Allowance towards “hard” costs. The foregoing Allowance is for Tenant personally and may not be applied to or used for any other space or for the benefit of any subtenant or assignee of Tenant. It shall be a condition to the application of such Tenant Improvement Allowance that Tenant not be in default under any of the terms, covenants and conditions of the Lease at the time such Tenant Improvement Allowance or any part thereof is requested.

B. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that in the event the Term of the Lease is terminated, or Tenant’s right of possession is terminated, due to a default by Tenant prior to the scheduled end of the Term, then in either such event” construction costs. Tenant agrees to repay to Landlord as additional rent an amount equal to the then unamortized amount of the Tenant Improvement Allowance, calculated on a straight-line basis over the Term so provided by Landlord to Tenant at 9% interest thereon. Landlord shall be entitled to recover from Tenant, and Tenant hereby agrees to pay, such unamortized sums as additional rent due and owing under the Lease in the manner provided for the recovery of rent

6. ADDITIONAL AREA BASE RENT. Article 3 of the Lease is amended as follows, the Base Rent payable under the provisions of the Lease for the Additional Area only shall be the following:

Period	Annual Base Rent	Monthly Installment	Per Square Foot
07/01/06 – 12/31/06	$ 85,878.40	$10,734.80	$23.58
01/01/07 – 12/31/07	$132,040.71	$11,003.39	$24.17
01/01/08 – 12/31/08	$135,318.51	$11,276.54	$24.77
01/01/09 – 12/31/09	$138,705.57	$11,558.80	$25.39
01/01/10 – 12/31/10	$142,201.89	$11,850.16	$26.03
01/01/11 – 12/31/11	$145,752.84	$12,146.07	$26.68
01/01/12 – 12/31/12	$149,413.05	$12,451.09	$27.35
01/01/13 – 12/31/13	$153,127.89	$12,760.66	$28.03
01/01/14 – 12/31/14	$156,951.99	$13,079.33	$28.73
01/01/15 – 02/28/15	$160,885.35	$13,407.11	$29.45

7. RENT ADJUSTMENTS/ TENANT’S PROPORTIONATE SHARE. Tenant shall pay rent adjustments for the Additional Area in accordance with Article 4 of the Lease. Effective July 1, 2006, Article 4 of the Lease is hereby amended by deleting “.37%” and inserting “.53%” in its place, which was obtained by dividing 18,362 by 3,443,440.

8. ABATEMENT. In consideration of the covenants and agreements herein contained, and so long as Tenant is not in default under the terms, covenants and agreements contained in this Lease, it is expressly understood and agreed that the Base Rent for the period beginning July 1, 2006 and ending October 31, 2006, in the amount of Ten Thousand Seven Hundred Thirty Four and 80/100 Dollars ($10,734.80) per month, for a total of Forty Two Thousand Nine Hundred Thirty Nine and 18/100 Dollars ($42,939.18) (“Additional Area Abatement”) shall abate and Tenant shall have no liability therefore; provided, however, that in the event this Lease, or Tenant’s right of possession, is terminated prior to the regularly scheduled expiration date of the Term due to a default by Tenant, then in such event, in addition to all other rights and remedies available to Landlord hereunder, Tenant agrees to pay to Landlord as additional rent under this Lease an amount equal to the unamortized amount of the Additional Area Abatement as of the date of such termination. Notwithstanding anything herein to the contrary, Tenant may choose to convert any portion of this Additional Area Abatement to Tenant Improvement Allowance as defined herein above.

9. OCCUPANCY. In confirmation of the terms of this Lease, Landlord Substantially Completed and delivered to Tenant, and Tenant has accepted, the Premises (with the exception of the later added Additional Area) in a timely fashion and in accordance with the Lease. Landlord and Tenant mutually agree that the Commencement Date shall be defined in the Lease as January 1, 2005.

10. BROKERS. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker, other than Julien J. Studley, in the negotiation or making of this Lease Amendment, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of any broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease Amendment.

11. OFAC LIST. Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any Legal Requirement.

12. DEFINED TERMS/RATIFICATION. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease. Except as expressly modified and amended by this First Lease Amendment, the terms, conditions, covenants and agreements of the Lease are hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Lease Amendment to be executed the date first above written.

TENANT:	LANDLORD:

ALLSCRIPTS, LLC a Delaware limited liability company	MERCHANDISE MART L.L.C., a Delaware limited liability company

BY: /s/ Lee Shapiro	By:	VORNADO REALTY L.P., its managing member

ATTEST: /s/ Brian Vandenberg		By: VORNADO REALTY TRUST, its general partner

By: /s/ Christopher G. Kennedy
Christopher G. Kennedy